UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 22, 2022

PERASO INC.

(Exact Name of Registrant as Specified in Charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2309 Bering Dr.

San Jose, California 95131

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRSO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On December 22, 2022, Peraso Inc. (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”), and a quorum for the transaction of business was present in person virtually or represented by proxy. The Company’s stockholders voted on four proposals, which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 28, 2022.

(b) Voting results were as follows:

•	Proposal 1 - Election of directors to serve until the next annual meeting of stockholders.

	For	Withheld	Broker Non-Vote
Ronald Glibbery	8,954,233	577,792	1,818,212
Daniel Lewis	9,418,785	113,240	1,818,212
Ian McWalter	9,501,625	30,400	1,818,212
Andreas Melder	9,503,337	28,688	1,818,212
Robert Y. Newell	9,462,878	69,147	1,818,212

All of the foregoing candidates were elected to serve as directors until the next annual meeting of stockholders and until the election and qualification of his successor or his earlier resignation or removal.

•	Proposal 2 – Ratification of the audit committee’s appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

For	Against	Abstain	Broker Non-Vote
11,259,755	36,830	53,652	-

The foregoing proposal was approved.

•	Proposal 3 – Amendment of the Amended and Restated 2019 Stock Incentive Plan to increase the number of shares currently reserved for issuance thereunder by 1,250,000 shares.

For	Against	Abstain	Broker Non-Vote
1,056,002	8,436,580	39,443	1,818,212

The foregoing proposal was not approved.

•	Proposal 4 – Approval of one or more adjournments of the Annual Meeting.

For	Against	Abstain	Broker Non-Vote
10,556,671	775,093	18,473	-

The foregoing proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERASO INC.

Date: December 22, 2022	By:	/s/ James Sullivan
James Sullivan Chief Financial Officer